UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2013

CLAIRE’S STORES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

59-0940416
Commission File Nos. 1-8899, 333-148108 and 333-175171	(IRS Employer Identification Number)

2400 West Central Road, Hoffman Estates, Illinois 60192

(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 765-1100

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under and Off-balance Sheet Arrangement.

Claire’s Stores, Inc. (the “Company”) has instructed The Bank of New York Mellon Trust Company, N.A. (as successor-in-interest to The Bank of New York), as trustee (the “Trustee”), under the Senior Notes Indenture, dated as of May 29, 2007, among the Company, the guarantors referred to therein and the Trustee, as supplemented from time to time, governing the Company’s 9.25% Senior Notes due 2015 (the “Notes”), to notify the holders of the Notes that the Company will redeem $149,466,000 aggregate principal amount of the Notes on June 3, 2013. The redemption price will be 100% of the aggregate principal amount plus accrued but unpaid interest.

The Company issued a press release relating to the redemption, a copy of which is attached as Exhibit 99.1 to this Current Report and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Claire’s Stores, Inc. Press Release dated May 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAIRE’S STORES, INC.

Date: May 3, 2013	By:	/s/ J. Per Brodin
J. Per Brodin
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Claire’s Stores, Inc. Press Release dated May 3, 2013